UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 15, 2016 (June 14, 2016)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

2150 St Elzear Blvd, West

Laval, Quebec H7L 4A8

Canada

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (514) 744-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 14, 2016 the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company voted on the following three proposals, each of which is described in detail in the Management Proxy Circular and Proxy Statement. The results of each matter voted upon are as follows:

Proposal No. 1: Election of Directors. The shareholders elected the following individuals to the Company’s Board of Directors:

Name	For	Withheld	Broker Non-Votes
William A. Ackman	198,528,445	2,803,967	61,983,675
Dr. Frederic N. Eshelman	197,044,996	3,787,416	61,983,675
Stephen Fraidin	198,643,367	2,189,045	61,983,675
D. Robert Hale	196,991,641	3,840,771	61,983,675
Robert A. Ingram	185,459,606	15,372,806	61,983,675
Dr. Argeris (Jerry) N. Karabelas	198,470,956	2,361,456	61,983,675
Joseph C. Papa	195,388,625	5,443,787	61,983,675
Robert N. Power	187,463,060	13,369,352	61,983,675
Russel C. Robertson	198,700,104	2,132,308	61,983,675
Thomas W. Ross, Sr.	198,249,663	2,582,749	61,983,675
Amy B. Wechsler, M.D.	198,488,329	2,344,083	61,983,675

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement.

For	Against	Abstain	Broker Non-Votes
124,660,750	75,280,731	890,931	61,983,675

Proposal No. 3: Appointment of the Independent Registered Public Accounting Firm. The shareholders appointed PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2017 Annual Meeting of Shareholders and authorized the Company’s Board of Directors to fix the auditors’ remuneration.

For	Withheld
259,520,100	3,295,987

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: June 15, 2016	By:	/s/ Robert R. Chai-Onn
Robert R. Chai-Onn
Executive Vice President, General Counsel and Chief Legal Officer